Exhibit 99.1
Ziff Davis Reports Fourth Quarter and Full Year 2025 Financial Results

NEW YORK, NY -- February 23, 2026 -- Ziff Davis, Inc. (NASDAQ: ZD) (“Ziff Davis” or “the Company”) today reported unaudited financial results for the fourth quarter and year ended December 31, 2025.
“In 2025, Ziff Davis grew Revenues, Adjusted EBITDA, and Adjusted diluted EPS, while generating almost $290 million in Free cash flow,” said Vivek Shah, CEO of Ziff Davis. “We deployed $174 million in share repurchases during the year with the conviction that our share price does not adequately reflect the intrinsic value of our businesses.”

FOURTH QUARTER 2025 RESULTS

•Revenues (1) decreased to $406.7 million compared to $412.8 million for Q4 2024.
•Income from operations increased 9.6% to $86.0 million compared to $78.5 million for Q4 2024.
•Net income (2) decreased to $0.4 million compared to $64.1 million for Q4 2024. This includes a pre-tax $58.0 million loss on sale of business and $19.7 million loss on equity method investment, net of tax in Q4 2025 compared to $3.1 million income from equity method investment, net of tax in Q4 2024.
•Net income per diluted share (2) decreased to $0.01 in Q4 2025 compared to $1.43 for Q4 2024.
•Adjusted EBITDA (3) decreased to $163.2 million compared to $171.8 million for Q4 2024.
•Adjusted net income (2) (3) decreased to $100.5 million compared to $110.2 million for Q4 2024.
•Adjusted net income per diluted share (2) (3) (or “Adjusted diluted EPS”) decreased to $2.56 compared to $2.58 for Q4 2024.
•Net cash provided by operating activities increased 20.8% to $191.1 million compared to $158.2 million in Q4 2024. Free cash flow (3) increased 20.4% to $157.8 million compared to $131.1 million in Q4 2024.
•Ziff Davis deployed approximately $1.4 million for current and prior year acquisitions in Q4 2025 and $60.6 million related to share repurchases in Q4 2025.

FULL YEAR 2025 RESULTS

•Revenues (1) increased 3.5% to $1.45 billion compared to $1.40 billion for 2024.
•Income from operations increased 61.1% to $183.1 million compared to $113.6 million for 2024. This includes a $17.6 million goodwill impairment recognized in 2025 compared to a $85.3 million goodwill impairment recognized in 2024.
•Net income (2) decreased to $47.4 million compared to $63.0 million for 2024. This includes a pre-tax $58.0 million loss on sale of business recognized in 2025 compared to $3.8 million loss on sale of business recognized in 2024, and a $7.9 million loss on equity method investment, net of tax in 2025 compared to $11.2 million income from equity method investment, net of tax in 2024.
•Net income per diluted share (2) decreased to $1.15 in 2025 compared to $1.42 for 2024.
•Adjusted EBITDA (3) increased 0.3% to $495.1 million compared to $493.5 million for 2024.
•Adjusted net income (2) (3) decreased to $272.5 million compared to $294.5 million for 2024.
•Adjusted diluted EPS (2) (3) increased 0.2% to $6.63 compared to $6.62 for 2024.
•Net cash provided by operating activities increased 4.3% to $407.1 million compared to $390.3 million in 2024. Free cash flow (3) increased 1.5% to $287.9 million compared to $283.7 million in 2024.
•Ziff Davis deployed approximately $68.7 million for current and prior year acquisitions in 2025 and $173.8 million related to share repurchases in 2025.

The following table reflects results for the three months and years ended December 31, 2025 and 2024, respectively (in millions, except per share amounts).

(Unaudited)	Three months ended December 31,		% Change	Years ended December 31,		% Change
	2025	2024		2025	2024
Revenues (1)
Technology & Shopping	$108.9	$132.9	(18.0)%	$356.6	$361.9	(1.5)%
Gaming & Entertainment	$51.7	$50.9	1.5%	$183.6	$180.3	1.8%
Health & Wellness	$114.9	$105.7	8.6%	$402.4	$362.4	11.0%
Connectivity	$60.3	$54.3	11.2%	$230.7	$213.6	8.0%
Cybersecurity & Martech	$70.9	$69.0	2.7%	$278.0	$283.5	(1.9)%
Total revenues (1)	$406.7	$412.8	(1.5)%	$1,451.3	$1,401.7	3.5%
Income from operations	$86.0	$78.5	9.6%	$183.1	$113.6	61.1%
Operating income margin	21.2%	19.0%	2.2%	12.6%	8.1%	4.5%
Net income (2)	$0.4	$64.1	(99.4)%	$47.4	$63.0	(24.8)%
Net income per diluted share (2)	$0.01	$1.43	(99.3)%	$1.15	$1.42	(19.0)%
Adjusted EBITDA (3)	$163.2	$171.8	(5.0)%	$495.1	$493.5	0.3%
Adjusted EBITDA margin (3)	40.1%	41.6%	(1.5)%	34.1%	35.2%	(1.1)%
Adjusted net income (2)(3)	$100.5	$110.2	(8.8)%	$272.5	$294.5	(7.4)%
Adjusted diluted EPS (2)(3)	$2.56	$2.58	(0.8)%	$6.63	$6.62	0.2%
Net cash provided by operating activities	$191.1	$158.2	20.8%	$407.1	$390.3	4.3%
Free cash flow (3)	$157.8	$131.1	20.4%	$287.9	$283.7	1.5%
Notes:

(1)	The revenues associated with each of the reportable segments may have been rounded when presented independently so they foot precisely to Total Revenues.
(2)
GAAP effective tax rates were approximately (1.0)% and 18.3% for the three months ended December 31, 2025 and 2024, respectively, and 31.5% and 44.4% for the years ended December 31, 2025 and 2024, respectively. Adjusted effective tax rates were approximately 21.4% and 22.8% for the three months ended December 31, 2025 and 2024, respectively, and 23.5% and 23.5% for the years ended December 31, 2025 and 2024, respectively.

(3)	For definitions of non-GAAP financial measures and reconciliations of GAAP to non-GAAP financial measures refer to section “Non-GAAP Financial Measures” further in this release.

ZIFF DAVIS GUIDANCE

As noted in the Company’s Third Quarter 2025 earnings release, Ziff Davis has engaged outside advisors to assist in evaluating value-creating opportunities, including the potential sale of entire divisions of the Company. As this process is ongoing, the Company is deferring its fiscal 2026 guidance.

EARNINGS CONFERENCE CALL AND AUDIO WEBCAST

Ziff Davis will host a live audio webcast and conference call discussing its fourth quarter and year-end 2025 financial results on Tuesday, February 24, 2026, at 8:30AM ET. The live webcast and call will be accessible by phone by dialing (844) 985-2014 or via www.ziffdavis.com. Following the event, the audio recording and presentation materials will be archived and made available at www.ziffdavis.com.

ABOUT ZIFF DAVIS

Ziff Davis, Inc. (NASDAQ: ZD) is a vertically focused digital media and internet company whose portfolio includes leading brands in technology, shopping, gaming and entertainment, health and wellness, connectivity, cybersecurity, and martech. For more information, visit www.ziffdavis.com.

CONTACT:

Investor Relations
Ziff Davis, Inc.
investor@ziffdavis.com

Corporate Communications
Ziff Davis, Inc.
press@ziffdavis.com

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including those contained in Vivek Shah’s quote and the “Ziff Davis Guidance” section. These forward-looking statements are based on management’s current expectations or beliefs and are subject to numerous assumptions, risks, and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These factors and uncertainties include, among other items: the Company’s ability to grow advertising, licensing, and subscription revenues, profitability, and cash flows, particularly in light of an uncertain U.S. or worldwide economy, including the possibility of economic downturn or recession; the Company’s ability to make interest and debt payments; the Company’s ability to identify, close, and successfully transition acquisitions or divestitures; customer growth and retention; the Company’s ability to create compelling content; our reliance on third-party platforms; the threat of content piracy and developments related to artificial intelligence; increased competition and rapid technological changes; variability of the Company’s revenue based on changing conditions in particular industries and the economy generally; protection of the Company’s proprietary technology; the risk of alleged infringement by the Company of intellectual property of others; the risk of losing critical third-party vendors or key personnel; the risks associated with fraudulent activity, system failure, or a security breach; risks related to our ability to adhere to our internal controls and procedures; the risk of adverse changes in the U.S. or international regulatory environments, including but not limited to the imposition or increase of taxes or regulatory-related fees; the risks related to supply chain disruptions, increased tariffs and trade protection measures, inflationary conditions, and rising interest rates; the risk of liability for legal and other claims; our ability to consummate a sale of one or more of our business lines pursuant to our announced review of potential value-creating opportunities; and the numerous other factors set forth in Ziff Davis’ filings with the Securities and Exchange Commission (“SEC”). For a more detailed description of the risk factors and uncertainties affecting Ziff Davis, refer to our most recent Annual Report on Form 10-K and the other reports filed by Ziff Davis from time-to-time with the SEC, each of which is available at www.sec.gov. The forward-looking statements provided in this press release, including those contained in Vivek Shah’s quote and the “Ziff Davis Guidance” section are based on limited information available to the Company at this time, which is subject to change. Although management’s expectations may change after the date of this press release, the Company undertakes no obligation to revise or update these statements.

ZIFF DAVIS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED, IN THOUSANDS)

	December 31, 2025	December 31, 2024
ASSETS
Cash and cash equivalents	$607,011	$505,880
Accounts receivable, net of allowances of $9,216 and $8,148, respectively	667,216	660,223
Prepaid expenses and other current assets	96,172	105,966
Total current assets	1,370,399	1,272,069
Long-term investments	93,228	158,187
Property and equipment, net of accumulated depreciation of $463,649 and $361,710, respectively	213,179	197,216
Intangible assets, net	344,212	425,749
Goodwill	1,607,537	1,580,258
Deferred income taxes	5,286	7,487
Other assets	29,465	63,368
TOTAL ASSETS	$3,663,306	$3,704,334
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$709,434	$670,769
Income taxes payable, current	9,509	19,715
Deferred revenue, current	189,992	199,664
Current portion of long-term debt	148,685	—
Other current liabilities	17,333	9,499
Total current liabilities	1,074,953	899,647
Long-term debt	717,815	864,282
Deferred revenue, noncurrent	18,948	5,504
Liability for uncertain tax positions	19,733	30,296
Deferred income taxes	41,412	46,018
Other noncurrent liabilities	36,870	47,705
TOTAL LIABILITIES	1,909,731	1,893,452

Common stock	384	428
Additional paid-in capital	472,723	491,891
Retained earnings	1,337,542	1,401,034
Accumulated other comprehensive loss	(57,074)	(82,471)
TOTAL STOCKHOLDERS’ EQUITY	1,753,575	1,810,882
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,663,306	$3,704,334

ZIFF DAVIS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED, IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

	Three months ended December 31,		Years ended December 31,
	2025	2024	2025	2024
Total revenues	$406,712	$412,823	$1,451,268	1,401,688
Operating costs and expenses:
Direct costs	57,264	53,242	206,598	200,323
Sales and marketing	136,212	150,510	543,325	519,694
Research, development, and engineering	14,206	17,549	61,962	67,373
General, administrative, and other related costs	55,051	53,029	210,027	203,461
Depreciation and amortization	57,934	59,971	228,691	211,916
Goodwill impairment	—	—	17,579	85,273
Total operating costs and expenses	320,667	334,301	1,268,182	1,288,040
Income from operations	86,045	78,522	183,086	113,648
Interest expense, net	(6,760)	(6,391)	(25,910)	(13,988)
Loss on sale of businesses	(57,988)	—	(57,988)	(3,780)
Gain (loss) on investments, net	—	—	5,018	(7,654)
Provision for credit losses on investments	—	—	(17,566)	—
Other (loss) income, net	(1,402)	2,438	(5,893)	4,968
Income before income tax expense and (loss) income from equity method investment	19,895	74,569	80,747	93,194
Income tax benefit (expense)	204	(13,610)	(25,447)	(41,370)
(Loss) income from equity method investment, net of tax	(19,729)	3,128	(7,946)	11,223
Net income	$370	$64,087	$47,354	$63,047

Net income per common share:
Basic	$0.01	$1.51	$1.16	$1.42
Diluted	$0.01	$1.43	$1.15	$1.42
Weighted average shares outstanding:
Basic	39,101,794	42,577,188	40,977,183	44,457,071
Diluted	39,281,790	46,690,090	41,098,514	44,519,693

ZIFF DAVIS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED, IN THOUSANDS)

	Years ended December 31,
	2025	2024
Cash flows from operating activities:
Net income	$47,354	$63,047
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	228,691	211,916
Non-cash operating lease costs	9,001	10,923
Share-based compensation	44,927	40,915
Provision for credit losses on accounts receivable	4,027	2,898
Provision for credit losses on investments	17,566	—
Deferred income taxes, net	3,961	(18,822)
Loss on sale of businesses	57,988	3,780
Goodwill impairment	17,579	85,273
Changes in fair value of contingent consideration	(2,834)	—
Loss (income) from equity method investments	7,946	(11,223)
(Gain) loss on investment, net	(5,018)	7,654
Other	3,067	3,601
Decrease (increase) in:
Accounts receivable	(8,381)	(153,121)
Prepaid expenses and other current assets	(9,347)	(17,153)
Other assets	9,759	11,367
Increase (decrease) in:
Accounts payable and income taxes payable	2,578	171,280
Deferred revenue	(4,584)	5,043
Accrued liabilities and other current liabilities	(17,212)	(27,063)
Net cash provided by operating activities	407,068	390,315
Cash flows from investing activities:
Purchases of property and equipment	(119,198)	(106,635)
Acquisitions, net of cash received	(67,340)	(217,570)
Distribution from equity method investment	10,756	—
Proceeds from sale of equity investments	25,250	19,455
Proceeds from sale of equity method investment	860	—
Proceeds from sale of businesses, net of cash divested	3,579	7,860
Other	338	(565)
Net cash used in investing activities	(145,755)	(297,455)
Cash flows from financing activities:
Payment of debt	—	(134,989)
Debt extinguishment costs	—	(277)
Repurchase of common stock	(173,792)	(185,181)
Issuance of common stock under employee stock purchase plan	6,542	8,371
Deferred payments for acquisitions	(1,344)	(7,842)
Other	(1,700)	(1,076)
Net cash used in financing activities	(170,294)	(320,994)
Effect of exchange rate changes on cash and cash equivalents	10,112	(3,598)
Net change in cash and cash equivalents	101,131	(231,732)
Cash and cash equivalents at beginning of year	505,880	737,612
Cash and cash equivalents at end of year	$607,011	$505,880

Non-GAAP Financial Measures
To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), we use the following non-GAAP financial measures: Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income (loss), Adjusted net income (loss) per diluted share, Free cash flow, and Adjusted effective tax rate (collectively the “non-GAAP financial measures”). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
We use these non-GAAP financial measures for financial and operational decision making and as means to evaluate period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain items that may not be indicative of our recurring core business operating results or, in certain cases, may be non-cash in nature. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance and liquidity. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making, (2) certain measures are used to determine the amount of annual incentive compensation paid to our named executive officers, and (3) they are used by the analyst community to help them analyze the health of our business.
These non-GAAP financial measures are not measures presented in accordance with GAAP, and our use of these terms may vary from that of other companies, limiting their usefulness for comparison purposes. These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. These non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.
Non-GAAP financial measures exclude the certain items listed below. We believe that excluding these items from the non-GAAP measures facilitates comparisons to historical operating results and comparisons to peers, many of which exclude similar items. We believe that non-GAAP financial measures provide meaningful supplemental information regarding operational performance. We further believe these measures are useful to investors in that they allow for greater transparency of certain line items in the Company’s financial statements.
Adjusted EBITDA is defined as Net income (loss) with adjustments to reflect the addition or elimination of certain items including, but not limited to:
•Interest expense, net. Interest expense is generated primarily from interest due on outstanding debt, partially offset by interest income generated from the interest earned on cash, cash equivalents, and investments;
•(Gain) loss on debt extinguishment, net. This is a non-cash expense that relates to extinguishments of long-term debt obligations. We believe this (gain) loss does not represent recurring core business operating results of the Company;
•(Gain) loss on sale of businesses. This gain or loss relates to the sales of businesses and does not represent recurring core business operating results of the Company;
•(Gain) loss on investments, net. This item includes realized gains and losses, unrealized gains and losses, and impairment charges on debt and equity investments. The amount of gain or loss depends on the share price for investments with readily determinable fair value and on observable price changes for investments without a readily determinable fair value, and does not represent core business operating results of the Company;
•Provision for credit losses on investments. This is a non-cash expense that includes changes in the provision for credit losses on investments of the Company in debt and equity instruments and does not represent recurring core business operating results of the Company;
•Other (income) loss, net. This income or expense relates to other non-operating items and does not represent recurring core business operating results of the Company;
•Income tax (benefit) expense. This benefit or expense depends on the pre-tax loss or income of the Company, statutory tax rates, tax regulations, and different tax rates in various jurisdictions in which the Company operates and which the Company does not have the control over;
•(Income) loss from equity method investment, net of tax. This is a non-cash income or expense as it relates primarily to our investment in OCV Fund I, LP (the “OCV Fund”). We believe that gain or loss resulting from our equity method investment does not represent core business operating results of the Company;
•Depreciation and amortization. This is a non-cash expense at it relates to use and associated reduction in value of certain assets including equipment, fixtures, and certain capitalized internal-use software and website development costs, and identifiable definite-lived intangible assets of the acquired businesses;
•Share-based compensation. This is a non-cash expense as it relates to awards granted under the various share-based incentive plans of the Company. We view the economic cost of share-based awards to be the dilution to our share base;

•Transaction, integration, and other charges. This includes expenses associated with the acquisition or disposal of certain businesses, lease agreement terminations, retention bonuses, and other transaction-specific items, as well as certain other items, such as severance, adjustments to contingent consideration, third-party debt modification costs, litigation costs from discrete, complex, or unusual proceedings, and legal settlements. These expenses do not represent core business operating results of the Company;
•Lease asset impairments and other charges. These expenses are incurred in connection with impaired right-of-use (“ROU”) assets of the Company. Associated expenses are comprised of insurance, utility, and other charges related to assets that are no longer in use, and partially offset by the sublease income earned. These expenses do not represent core business operating results of the Company; and
•Goodwill impairment. This is a non-cash expense that is recorded when the carrying value of the reporting unit exceeds its fair value and does not represent core business operating results of the Company.
Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by Total Revenues.
Adjusted net income (loss) is defined as Net income (loss) with adjustments to reflect the addition or elimination of certain statement of operations items including, but not limited to:
•Interest, net. This reflects the difference between the imputed and coupon interest expense associated with the 4.625% Senior Notes and a charge that the Company determined to be penalty interest associated with the 1.75% Convertible Notes, offset in part by a certain interest income earned by the Company. These net expenses do not represent core business operating results of the Company;
•(Gain) loss on debt extinguishment, net. This is a non-cash expense that relates to extinguishments of long-term debt obligations. We believe this gain or loss does not represent recurring core business operating results of the Company;
•(Gain) loss on sale of businesses. This gain or loss relates to the sales of businesses and does not represent recurring core business operating results of the Company;
•(Gain) loss on investments, net. This item includes realized gains and losses, unrealized gains and losses, and impairment charges on debt and equity investments. The amount of gain or loss depends on the share price for investments with readily determinable fair value and on observable price changes for investments without a readily determinable fair value, and does not represent core business operating results of the Company;
•Provision for credit losses on investments. This is a non-cash expense that includes changes in the provision for credit losses on investments of the Company in debt and equity instruments and does not represent recurring core business operating results of the Company;
•(Income) loss from equity method investment, net of tax. This is a non-cash income or expense as it relates primarily to our investment in the OCV Fund. We believe that gains or losses resulting from our equity method investment do not represent core business operating results of the Company;
•Amortization. Includes the amortization of patents and intangible assets that we acquired. This is a non-cash expense as it primarily relates to identifiable definite-lived intangible assets of the acquired businesses. We believe that acquired intangible assets represent cost incurred by the acquiree to build value prior to the acquisition and the amortization of this cost does not represent core business operating results of the Company;
•Share-based compensation. This is a non-cash expense as it relates to awards granted under the various share-based incentive plans of the Company. We view the economic cost of share-based awards to be the dilution to our share base;
•Transaction, integration, and other charges. This includes expenses associated with the acquisition or disposal of certain businesses, lease agreement terminations, retention bonuses, and other transaction-specific items, as well as certain other items, such as severance, adjustments to contingent consideration, third-party debt modification costs, litigation costs from discrete, complex, or unusual proceedings, and legal settlements. These expenses do not represent core business operating results of the Company;
•Lease asset impairments and other charges. These expenses are incurred in connection with impaired ROU assets of the Company. Associated expenses are comprised of insurance, utility, and other charges related to assets that are no longer in use, and partially offset by the sublease income earned. These expenses do not represent core business operating results of the Company; and
•Goodwill impairment. This is a non-cash expense that is recorded when the carrying value of the reporting unit exceeds its fair value and does not represent core business operating results of the Company.
Adjusted net income (loss) per diluted share is calculated by dividing Adjusted net income (loss) by the diluted weighted average shares of common stock outstanding excluding the effect of convertible debt dilution.
Free cash flow is defined as Net cash provided by operating activities, less purchases of property and equipment, plus changes in contingent consideration (if any).

Adjusted effective tax rate is calculated based upon the GAAP effective tax rate with adjustments for the tax applicable to non-GAAP adjustments to Net income (loss), generally based upon the effective marginal tax rate of each adjustment.

ZIFF DAVIS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS)

The following table sets forth a reconciliation of Net income to Adjusted EBITDA:

	Three months ended December 31,		Years ended December 31,
	2025	2024	2025	2024
Net income	$370	$64,087	$47,354	$63,047
Interest expense, net	6,760	6,391	25,910	13,988
Loss on sale of businesses	57,988	—	57,988	3,780
(Gain) loss on investment, net	—	—	(5,018)	7,654
Provision for credit losses on investments	—	—	17,566	—
Other loss (income), net	1,402	(2,438)	5,893	(4,968)
Income tax (benefit) expense	(204)	13,610	25,447	41,370
Loss (income) from equity method investment, net of tax	19,729	(3,128)	7,946	(11,223)
Depreciation and amortization	57,934	59,971	228,691	211,916
Share-based compensation	11,251	10,282	44,927	40,915
Transaction, integration, and other charges	5,870	23,036	17,116	40,395
Lease asset impairments and other charges	2,120	(9)	3,712	1,361
Goodwill impairment	—	—	17,579	85,273
Adjusted EBITDA	$163,220	$171,802	$495,111	$493,508

ZIFF DAVIS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS)

The following tables set forth Revenues and a reconciliation of Income (loss) from operations to Adjusted EBITDA by segment:

	Three months ended December 31, 2025
	Technology & Shopping	Gaming & Entertainment	Health & Wellness	Connectivity	Cybersecurity & Martech	Corporate	Total
Revenues	$108,941	$51,728	$114,809	$60,328	$70,906	$—	$406,712

Income (loss) from operations	$21,161	$18,318	$33,546	$21,341	$11,464	$(19,785)	$86,045
Depreciation and amortization	22,827	3,119	13,767	7,259	10,822	140	57,934
Share-based compensation	1,450	469	1,614	979	1,176	5,563	11,251
Transaction, integration, and other charges	1,355	22	359	468	(756)	4,422	5,870
Lease asset impairments and other charges	357	1,087	(107)	171	612	—	2,120
Adjusted EBITDA	$47,150	$23,015	$49,179	$30,218	$23,318	$(9,660)	$163,220

	Three months ended December 31, 2024
	Technology & Shopping	Gaming & Entertainment	Health & Wellness	Connectivity	Cybersecurity & Martech	Corporate	Total
Revenues	$132,922	$50,941	$105,671	$54,248	$69,041	$—	$412,823

Income (loss) from operations	$22,245	$20,244	$27,058	$17,500	$9,095	$(17,620)	$78,522
Depreciation and amortization	25,313	2,869	13,849	9,397	8,505	38	59,971
Share-based compensation	1,164	190	1,411	638	1,097	5,782	10,282
Transaction, integration, and other charges	9,710	1,323	4,509	1,987	3,587	1,920	23,036
Lease asset impairments and other charges	(179)	94	—	—	76	—	(9)
Adjusted EBITDA	$58,253	$24,720	$46,827	$29,522	$22,360	$(9,880)	$171,802

Figures above are net of inter-segment revenues and operating costs and expenses.

ZIFF DAVIS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS)

	Year ended December 31, 2025
	Technology & Shopping	Gaming & Entertainment	Health & Wellness	Connectivity	Cybersecurity & Martech	Corporate	Total
Revenues	$356,596	$183,558	$402,353	$230,733	$278,028	$—	$1,451,268

Income (loss) from operations	$9,302	$53,035	$89,384	$76,113	$28,597	$(73,345)	$183,086
Depreciation and amortization	90,880	11,740	54,472	29,027	42,151	421	228,691
Share-based compensation	5,462	1,676	6,301	3,413	4,513	23,562	44,927
Transaction, integration, and other charges	7,367	1,198	(530)	2,167	(926)	7,840	17,116
Lease asset impairments and other charges	804	1,374	354	171	1,009	—	3,712
Goodwill impairment	—	—	—	—	17,579	—	17,579
Adjusted EBITDA	$113,815	$69,023	$149,981	$110,891	$92,923	$(41,522)	$495,111

	Year ended December 31, 2024
	Technology & Shopping	Gaming & Entertainment	Health & Wellness	Connectivity	Cybersecurity & Martech	Corporate	Total
Revenues	$361,882	$180,276	$362,408	$213,620	$283,502	$—	$1,401,688

(Loss) income from operations	$(71,072)	$54,001	$67,207	$79,374	$54,961	$(70,823)	$113,648
Depreciation and amortization	83,424	10,733	52,766	31,882	33,025	86	211,916
Share-based compensation	5,014	1,070	5,604	2,658	4,631	21,938	40,915
Transaction, integration, and other charges	18,530	2,727	9,788	(3,823)	5,415	7,758	40,395
Lease asset impairments and other charges	223	93	15	—	756	274	1,361
Goodwill impairment	85,273	—	—	—	—	—	85,273
Adjusted EBITDA	$121,392	$68,624	$135,380	$110,091	$98,788	$(40,767)	$493,508

Figures above are net of inter-segment revenues and operating costs and expenses.

ZIFF DAVIS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

The following tables set forth a reconciliation of Net income to Adjusted net income with adjustments presented on after-tax basis:

	Three months ended December 31,
	2025	Per diluted share (1)	2024	Per diluted share (1)
Net income	$370	$0.01	$64,087	$1.43
Interest, net	85	—	60	—
Loss on sale of businesses	43,491	1.11	—	—
Loss on investments, net	—	—	942	0.02
Loss (income) from equity method investment, net	19,729	0.50	(3,128)	(0.07)
Amortization	20,677	0.53	25,040	0.59
Share-based compensation	9,611	0.24	5,178	0.12
Transaction, integration, and other charges	5,018	0.13	18,003	0.42
Lease asset impairment and other charges	1,523	0.04	7	—
Dilutive effect of the convertible debt	—	—	—	0.07
Adjusted net income	$100,504	$2.56	$110,189	$2.58

	Years ended December 31,
	2025	Per diluted share (1)	2024	Per diluted share (1)
Net income	$47,354	$1.15	$63,047	$1.42
Interest, net	269	0.01	132	—
Loss on sale of businesses	43,491	1.06	103	—
(Gain) loss on investments, net	(5,018)	(0.12)	8,019	0.18
Provision for credit losses on investments	17,566	0.42	—	—
Loss (income) from equity method investment, net	7,946	0.19	(11,223)	(0.25)
Amortization	89,743	2.18	87,052	1.96
Share-based compensation	36,903	0.90	31,013	0.70
Transaction, integration, and other charges	13,934	0.34	30,000	0.67
Lease asset impairment and other charges	2,779	0.07	1,045	0.02
Goodwill impairment	17,579	0.43	85,273	1.92
Adjusted net income	$272,546	$6.63	$294,461	$6.62

(1) The reconciliation of Net income per diluted share to Adjusted net income per diluted share may not foot since each is calculated independently.

ZIFF DAVIS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS)

The following are the adjustments to certain statement of operations items used to derive Adjusted net income, which we believe provide useful information about our operating results and enhance the overall understanding of past financial performance and future prospects of the Company.

	Three months ended December 31, 2025
	GAAP amount	Adjustments								Adjusted non-GAAP amount
		Interest, net	(Gain) loss on sale of business	(Gain) loss on investments, net	(Income) loss from equity method investments, net	Amortization	Share-based compensation	Transaction, integration, and other charges	Lease asset impairments and other charges
Direct costs	$(57,264)	$—	$—	$—	$—	$—	$73	$60	$—	$(57,131)
Sales and marketing	$(136,212)	—	—	—	—	—	1,303	771	—	$(134,138)
Research, development, and engineering	$(14,206)	—	—	—	—	—	931	90	—	$(13,185)
General, administrative, and other related costs	$(55,051)	—	—	—	—	—	8,944	4,949	2,120	$(39,038)
Depreciation and amortization	$(57,934)	—	—	—	—	31,052	—	—	—	$(26,882)
Interest expense, net	$(6,760)	112	—	—	—	—	—	—	—	$(6,648)
Loss on sale of business	$(57,988)	—	57,988	—	—	—	—	—	—	$—
Other loss, net	$(1,402)	—	—	—	—	—	—	(369)	—	$(1,771)
Income tax benefit (expense) (1)	$204	(27)	(14,497)	—	—	(10,375)	(1,640)	(483)	(597)	$(27,415)
Loss from equity method investment, net of tax	$(19,729)	—	—	—	19,729	—	—	—	—	$—
Total non-GAAP adjustments		$85	$43,491	$—	$19,729	$20,677	$9,611	$5,018	$1,523

(1)    Adjusted effective tax rate was approximately 21.4% for the three months ended December 31, 2025. The calculation is based on a ratio where the numerator is the adjusted income tax expense of $27,415 and the denominator is $127,919, which equals adjusted net income of $100,504 plus adjusted income tax expense.

ZIFF DAVIS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS)

	Three months ended December 31, 2024
	GAAP amount	Adjustments								Adjusted non-GAAP amount
		Interest, net	(Gain) loss on sale of business	(Gain) loss on investments, net	(Income) loss from equity method investments, net	Amortization	Share-based compensation	Transaction, integration, and other charges	Lease asset impairments and other charges
Direct costs	$(53,242)	$—	$—	$—	$—	$—	$57	$425	$—	$(52,760)
Sales and marketing	$(150,510)	—	—	—	—	—	891	13,366	—	$(136,253)
Research, development, and engineering	$(17,549)	—	—	—	—	—	735	3,926	—	$(12,888)
General, administrative, and other related costs	$(53,029)	—	—	—	—	—	8,599	5,319	(9)	$(39,120)
Depreciation and amortization	$(59,971)	—	—	—	—	34,965	—	—	—	$(25,006)
Interest expense, net	$(6,391)	80	—	—	—	—	—	—	—	$(6,311)
Other income, net	$2,438	—	—	—	—	—	—	(237)	—	$2,201
Income tax expense (1)	$(13,610)	(20)	—	942	—	(9,925)	(5,104)	(4,796)	16	$(32,497)
Income from equity method investment, net of tax	$3,128	—	—	—	(3,128)	—	—	—	—	$—
Total non-GAAP adjustments		$60	$—	$942	$(3,128)	$25,040	$5,178	$18,003	$7

(1)     Adjusted effective tax rate was approximately 22.8% for the three months ended December 31, 2024. The calculation is based on a ratio where the numerator is the adjusted income tax expense of $32,497 and the denominator is $142,686, which equals adjusted net income of $110,189 plus adjusted income tax expense.

ZIFF DAVIS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS)

	Year ended December 31, 2025
	GAAP amount	Adjustments										Adjusted non-GAAP amount
		Interest, net	(Gain) loss on sale of business	(Gain) loss on investments, net	Provision for credit losses on investments	(Income) loss from equity method investments, net	Amortization	Share-based compensation	Transaction, integration, and other charges	Lease asset impairments and other charges	Goodwill impairment
Direct costs	$(206,598)	$—	$—	$—	$—	$—	$—	$276	$120	$—	$—	$(206,202)
Sales and marketing	$(543,325)	—	—	—	—	—	—	4,958	5,743	—	—	$(532,624)
Research, development, and engineering	$(61,962)	—	—	—	—	—	—	3,592	719	—	—	$(57,651)
General, administrative, and other related costs	$(210,027)	—	—	—	—	—	—	36,101	10,534	3,712	—	$(159,680)
Depreciation and amortization	$(228,691)	—	—	—	—	—	121,696	—	—	—	—	$(106,995)
Goodwill impairment	$(17,579)	—	—	—	—	—	—	—	—	—	17,579	$—
Interest expense, net	$(25,910)	358	—	—	—	—	—	—	—	—	—	$(25,552)
Loss on sale of business	$(57,988)	—	57,988	—	—	—	—	—	—	—	—	$—
Gain on investments, net	$5,018	—	—	(5,018)	—	—	—	—	—	—	—	$—
Provision for credit losses on investments	$(17,566)	—	—	—	17,566	—	—	—	—	—	—	$—
Other loss, net	$(5,893)	—	—	—	—	—	—	—	(369)	(119)	—	$(6,381)
Income tax expense (1)	$(25,447)	(89)	(14,497)	—	—	—	(31,953)	(8,024)	(2,813)	(814)	—	$(83,637)
Loss from equity method investment, net	$(7,946)	—	—	—	—	7,946	—	—	—	—	—	$—
Total non-GAAP adjustments		$269	$43,491	$(5,018)	$17,566	$7,946	$89,743	$36,903	$13,934	$2,779	$17,579

(1)     Adjusted effective tax rate was approximately 23.5% for the year ended December 31, 2025. The calculation is based on a ratio where the numerator is the adjusted income tax expense of $83,637 and the denominator is $356,183, which equals adjusted net income of $272,546 plus adjusted income tax expense.

ZIFF DAVIS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS)

	Year ended December 31, 2024
	GAAP amount	Adjustments									Adjusted non-GAAP amount
		Interest, net	(Gain) loss on sale of business	(Gain) loss on investments, net	(Income) loss from equity method investments, net	Amortization	Share-based compensation	Transaction, integration, and other charges	Lease asset impairments and other charges	Goodwill impairment
Direct costs	$(200,323)	$—	$—	$—	$—	$—	$248	$760	$—	$—	$(199,315)
Sales and marketing	$(519,694)	—	—	—	—	—	3,756	19,072	—	—	$(496,866)
Research, development, and engineering	$(67,373)	—	—	—	—	—	3,665	6,556	—	—	$(57,152)
General, administrative, and other related costs	$(203,461)	—	—	—	—	—	33,246	14,007	1,361	—	$(154,847)
Depreciation and amortization	$(211,916)	—	—	—	—	117,748	—	—	—	—	$(94,168)
Goodwill impairment	$(85,273)	—	—	—	—	—	—	—	—	85,273	$—
Interest expense, net	$(13,988)	176	—	—	—	—	—	—	—	—	$(13,812)
Loss on sale of business	$(3,780)	—	3,780	—	—	—	—	—	—	—	$—
Loss on investments, net	$(7,654)	—	—	7,654	—	—	—	—	—	—	$—
Other income (loss), net	$4,968	—	(4,903)	—	—	—	—	(774)	—	—	$(709)
Income tax expense (1)	$(41,370)	(44)	1,226	365	—	(30,696)	(9,902)	(9,621)	(316)	—	$(90,358)
Income from equity method investment, net	$11,223	—	—	—	(11,223)	—	—	—	—	—	$—
Total non-GAAP adjustments		$132	$103	$8,019	$(11,223)	$87,052	$31,013	$30,000	$1,045	$85,273

(1)     Adjusted effective tax rate was approximately 23.5% for the year ended December 31, 2024. The calculation is based on a ratio where the numerator is the adjusted income tax expense of $90,358 and the denominator is $384,819, which equals adjusted net income of $294,461 plus adjusted income tax expense.

ZIFF DAVIS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED, IN THOUSANDS)

The following tables set forth a reconciliation of Net cash provided by operating activities to Free cash flow:

2025	Q1	Q2	Q3	Q4	Full Year
Net cash provided by operating activities	$20,613	$57,074	$138,299	$191,082	$407,068
Less: Purchases of property and equipment	(25,619)	(30,133)	(30,136)	(33,310)	(119,198)
Free cash flow	$(5,006)	$26,941	$108,163	$157,772	$287,870
`

2024	Q1	Q2	Q3	Q4	Full Year
Net cash provided by operating activities	$75,558	$50,564	$105,960	$158,233	$390,315
Less: Purchases of property and equipment	(28,129)	(25,504)	(25,843)	(27,159)	(106,635)
Free cash flow	$47,429	$25,060	$80,117	$131,074	$283,680